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                                                                   EXHIBIT 10.51

                                                               EXECUTION VERSION
                                                    INTEL/CLEARWIRE CONFIDENTIAL

                        COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (the "AGREEMENT") is entered into as of June 28, 2006 (the "EFFECTIVE DATE") by and among Clearwire Corporation, a Delaware corporation (the "COMPANY"), and Intel Pacific, Inc., a Delaware corporation ("PURCHASER").

                                    RECITALS

     WHEREAS, the Company desires to sell, and Purchaser desires to purchase, shares of the Company's Class A Common Stock, $0.0001 par value per share (the "CLASS A COMMON STOCK"), and Class B Common Stock, $0.0001 par value per share (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK") having the rights, preferences, privileges and restrictions set forth in the Restated Certificate (as defined below);

     WHEREAS, in order to induce Purchaser to enter into this Agreement, concurrently with or prior to the issuance and sale of the Shares (as defined below):

          (i) the Company and Purchaser shall enter into that certain Investor Rights Agreement, in substantially the form attached to this Agreement as Exhibit A (the "INVESTOR RIGHTS AGREEMENT");

          (ii) the Company, Purchaser and certain other stockholders of the Company shall enter into a joinder agreement to that certain Amended and Restated Stockholders Agreement, dated as of March 16, 2004 (the "STOCKHOLDERS AGREEMENT"), in substantially the form attached to this Agreement as Exhibit B (the "JOINDER AGREEMENT");

          (iii) the Company, Purchaser and certain other stockholders of the Company shall enter into a Voting Agreement in substantially the form attached to this Agreement as Exhibit C (the "VOTING AGREEMENT"); and

          (iv) the Company and certain members of the management of the Company shall enter into non-compete agreements in substantially the form attached to this Agreement as Exhibit D (the "EMPLOYEE NON-COMPETE AGREEMENT").

     WHEREAS, in order to induce Purchaser to enter into this Agreement, concurrently with or prior to either the execution of this Agreement:

          (i) the Company, Purchaser and Intel Capital Corporation shall enter into an amendment and restatement of that certain Side Letter Agreement dated October 13, 2004, in substantially the form attached to this Agreement as Exhibit E (the "SIDE LETTER AMENDMENT");

          (ii) the Company and Purchaser (or one of its affiliates) shall enter into that certain Collaboration Agreement (the "COLLABORATION AGREEMENT"), in substantially the form attached to this Agreement as Exhibit F, which Collaboration Agreement relates to the deployment of an 802.16e WiMAX network in the United States and internationally; and

[* * * Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Act of 1933, as amended]


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          (iii) the Company, Purchaser and Eagle River Holdings, LLC ("EAGLE
RIVER") shall enter into a Voting Agreement and Waiver of Preemptive Rights in substantially the form attached to this Agreement as Exhibit G (the "EAGLE RIVER VOTING AGREEMENT").

The Investor Rights Agreement, the Joinder Agreement, the Voting Agreement, the Non-Compete Agreements, the Side Letter Amendment, the Collaboration Agreement, and the Eagle River Voting Agreement are collectively referred to herein as the "TRANSACTION AGREEMENTS."

                                   AGREEMENT

     NOW, THEREFORE, In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. AGREEMENT TO PURCHASE AND SELL STOCK

          1.1. Authorization. Prior to the Closing (as defined below), the Company shall adopt and file with the Secretary of State of the State of Delaware the amended and restated Certificate of Incorporation of the Company attached to this Agreement as Exhibit H (the "RESTATED CERTIFICATE").

          1.2. Agreement to Purchase and Sell Stock. Subject to the terms and conditions hereof, on the date of the Closing, Purchaser agrees to purchase and the Company agrees to issue and sell to Purchaser 70,282,803 shares of Class A Common Stock and 29,717,197 shares of Class B Common Stock (collectively, the "SHARES"), in each case, subject to adjustment as set forth in Section 1.3 and
Section 5.5 hereof, at a price of $6.00 per share for an aggregate purchase price of $600,000,000.00 (the "AGGREGATE PURCHASE PRICE").

          1.3. Adjustment in Number of Shares. The number of shares of Class A Common Stock and shares of Class B Common Stock to be issued and sold to Purchaser hereunder on the date of the Closing is based on the total voting power of the Company's capital stock held, owned or controlled by Eagle River and/or its affiliates, which total voting power shall be determined in accordance with the provisions of Section 5.5(g) hereof. To the extent there is any change in the a total voting power of the Company's capital stock held, owned or controlled by Eagle River and/or its affiliates on or prior to the date of the Closing, the number of shares of Class A Common Stock and shares of Class B Common Stock to be issued and sold to Purchaser hereunder on the date of the Closing will be adjusted such that the total voting power of the Company's capital stock represented by the Shares equals 60% of the total voting power of the Company's capital stock held by Eagle River and/or its affiliates; provided that, except in the event of a Dilutive Issuance (as defined below), in no any event will the aggregate number of Shares exceed 100,000,000.

     2. CLOSING; DELIVERY

          2.1. The Closing. The purchase and sale of the Shares hereunder shall take place remotely via the exchange of documents and signature pages at 10:00 a.m. (Pacific time), on the date that is two business days following the satisfaction of all of the conditions set forth in


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Sections 6 and 7 hereof, or at such other time and place as the Company and
Purchaser may mutually agree upon (the "CLOSING").

          2.2. Delivery. At the Closing, the Company will deliver to Purchaser stock certificates representing the number of Shares purchased by Purchaser hereunder against payment of the full purchase price therefor by wire transfer of immediately available funds to an account designated in written wire transfer instructions delivered to Purchaser by the Company at least one (1) business day prior to the Closing.

     3. COMPANY REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to Purchaser that, except as set forth in the Schedule of Exceptions ("SCHEDULE OF EXCEPTIONS") delivered to Purchaser in connection with the Closing and attached to this Agreement as
Exhibit I (which Schedule of Exceptions shall be deemed to be part of the representations and warranties made hereunder and which exceptions shall be deemed to be an exception to or exclusion from only the particular representation and warranty against which it is listed, unless it is readily apparent on its face from a reasonable reading of the disclosure that such disclosures is applicable to another representation and warranty, whether or not the listed representation and warranty includes a reference to such section of the Schedule of Exceptions), the statements in this Section 3 are all true and correct, unless otherwise specified herein. For purposes of this Agreement, (i) the term "MINOR SUBSIDIARIES" means, both individually and together, each entity that is listed under the heading "Minor Subsidiary" on Schedule 3.4(a) to the Schedule of Exceptions; (ii) the term "MAJOR SUBSIDIARIES" means, both individually and together, each entity (A) in which the Company, directly or indirectly, owns or holds more than 50% of the outstanding equity interests, (B) which is consolidated in the Financial Statements (as defined below), or (C) of which the Company, directly or indirectly, has the ability or power to elect a majority of the directors (or individuals performing similar functions), other than (1) the Minor Subsidiaries and (2) NextNet Wireless, Inc. (to the extent that it is sold prior to the date of the Closing); and (iii) the term "SUBSIDIARIES" means, both individually and together, the Minor Subsidiaries and the Major Subsidiaries. For the purposes of this Agreement, the terms "knowledge", "known", "believe", "aware" or any similar term when referring to the Company and/or any of its Subsidiaries shall mean the knowledge, information and/or belief, formed after making reasonable inquiry, of the Company's co-Chief Executive Officers, co-Presidents, Chief Operating Officer, and Chief Financial Officer.

          3.1. Due Authorization. All corporate action on the part of the Company its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement and the Transaction Agreements and necessary for the consummation of the transactions contemplated hereby and thereby, including, without limitation, the authorization, issuance, reservation for issuance and delivery of the Shares and Conversion Shares (as defined below) being sold under this Agreement, has been taken or will be taken prior to the Closing. The execution, delivery and performance by the Company of this Agreement and the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with, or constitute or result in, with or without the passage of time or the giving of notice or both, either a


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violation, breach or default by the Company or any Subsidiary of, (i) any Order
(as defined below) of any court or other tribunal or of any federal, state, local or foreign governmental authority, regulatory authority, commission or agency (a "GOVERNMENT AUTHORITY"), provided that with respect to a Minor Subsidiary, except where such violation, breach or default would not have or result, individually or in the aggregate, in a Material Adverse Effect (as defined below), (ii) any agreement, mortgage, indebtedness, lease, license, indenture, contract, instrument, arrangement, understanding, commitments or other undertaking ("CONTRACT"), to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary or any of their respective properties or assets may be bound, except for this clause (ii), where such violation, breach or default would not have or result in, individually or in the aggregate, a Material Adverse Effect, (iii) any provision of the Restated Certificate, the Company's bylaws (the "BYLAWS"), the charter, bylaws and/or other governing documents of each of the Subsidiaries, or the Stockholders Agreement, each as amended to date, or (iv) the provisions of any laws, statute, rule, regulation or requirement ("LAWS") of the United States (including, without limitation, any federal, state or local Governmental Authority) and jurisdictions outside the United States applicable to or binding upon the Company or any Subsidiary or any of their respective properties or assets, provided that with respect to a Minor Subsidiary, except where such violation, breach or default would not have or result in, individually or in the aggregate, a Material Adverse Effect. The signature of the Company on this Agreement and each of the Transaction Agreements is genuine. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors' rights generally and to general equitable principles. Each of the Transaction Agreements, when executed and delivered by the Company, shall constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors' rights generally and to general equitable principles and, with regard to the indemnification provisions contained in the Investor Rights Agreement, to the extent such indemnification provisions may be limited by applicable federal and state securities Laws and principles of public policy.

          3.2. Organization, Good Standing, Corporate Power and Qualification. The Company and each Major Subsidiary is duly incorporated or organized, as applicable, and validly existing under the Laws of the jurisdiction of its incorporation or formation, as applicable, and is in good standing under such Laws. The Company and each Major Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified and/or be in good standing would have or result in, individually or in the aggregate, a material adverse effect on the financial condition, business, assets (including, without limitation, intangible assets), or operations of the Company and the Subsidiaries, taken together (a "MATERIAL ADVERSE EFFECT"). The Company and each Major Subsidiary has all requisite power and authority to own and operate its respective properties and assets, to carry on its business as presently conducted and as presently proposed to be conducted and to enter into this Agreement and the Transaction Agreements and to perform its obligations hereunder and thereunder, including, without limitation, the issuance, sale and delivery of the Shares and the Conversion Shares.


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          3.3. Minutes. Copies of all minute books of the Company and each Major
Subsidiary that include all meeting minutes and consent actions of the Board of Directors (the "BOARD") and stockholders of the Company and each such Major Subsidiary, as the case may be, have been made available to Purchaser. These copies are true and complete copies of all resolutions evidencing actions taken by the Board of the Company and stockholders of the Company and each such Major Subsidiary since its respective date of incorporation.

          3.4. Subsidiaries. Schedule 3.4(a) of the Schedule of Exceptions sets forth the name and jurisdiction of each Major Subsidiary and each Minor Subsidiary as of the Effective Date. Except as set forth on Schedule 3.4(b) of the Schedule of Exceptions, each Subsidiary is wholly-owned, directly or indirectly, by the Company. Other than the Subsidiaries, the Company does not own or control, directly or indirectly, any interest in, or participate in, any other corporation, partnership, trust, joint venture, limited liability company, association or other entity or similar arrangement. The shares of the capital stock or membership or other equity interests, as applicable, of each of the Subsidiaries owned by the Company are duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all Liens (as defined below). As of the Effective Date, the outstanding securities of each of the Subsidiaries are owned by the stockholders, optionholders, warrantholders and other securityholders and in the numbers and by the class, series and type of each security specified in Schedule 3.4(c) of the Schedule of Exceptions.

          3.5. Capitalization; Valid Issuance of Stock.

               (a) The authorized capital stock of the Company and the shares of capital stock of the Company issued and outstanding on the Effective Date are as set forth on Schedule 3.5(a)(i) of the Schedule of Exceptions. All of the outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens, other than imposed by or through the holder of the securities. As of the Effective Date, the outstanding securities of the Company are owned by the stockholders, optionholders, warrantholders and other securityholders and in the numbers and by the class, series and type of each security specified in Schedule 3.5(a)(ii) of the Schedule of Exceptions. In addition, Schedule 3.5(a)(iii) of the Schedule of Exceptions sets forth a true and complete list, as of the Effective Date, of all outstanding options and warrants issued by the Company, including for each, the name of the grantee, number of shares subject to the option or warrant granted, the exercise price per share, the vesting schedule, if applicable, and the date of issuance. As of the Effective Date, Eagle River and/or its affiliates hold, own or control, beneficially or of record, or have the power to vote, the number of Voting Securities (as defined below) specified in Schedule 3.5(a)(iv) of the Schedule of Exceptions.

               (b) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens, other than Liens created by or imposed by Purchaser. Additionally, the Shares are free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Stockholders Agreement, as amended to date, and under applicable state and federal securities Laws. The Company has and/or at Closing will have reserved 29,717,197 shares of its Class A Common Stock for issuance to Purchaser


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upon conversion of the Class B Common Stock to be issued to Purchaser hereunder
(the "CONVERSION SHARES"). The Conversion Shares have been and/or at the Closing will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and non assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the Stockholders Agreement, as amended to the date and the date of the Closing, and under applicable state and federal securities Laws and free of any Liens, other than Liens created by or imposed by Purchaser. Except as provided by the Stockholders Agreement, which rights Eagle River and its affiliates have validly waived as of the Effective Date, the sale and issuance of the Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal or similar rights.

               (c) As of the Effective Date, the Company has reserved 30,000,000 shares of its Class A Common Stock for issuance to officers, directors, employees and consultants of the Company and the Subsidiaries under the Company's 2003 Stock Option Plan, pursuant to which (i) no shares of Class A Common Stock have been issued pursuant to stock purchase agreements, restricted stock units or awards and the exercise of stock options, (ii) options to purchase 27,589,599 shares of Class A Common Stock are outstanding, and (iii) 2,410,401 shares of Class A Common Stock remain available for the grant of future options or other equity-based awards. Other than the Company's 2003 Stock Option Plan and Stock Appreciation Rights Plan, and the individual stock bonus arrangements entered into by the Company, each as listed on Schedule 3.5(c) of the Schedule of Exceptions, neither the Company nor any Subsidiary has or is bound by any stock plan, stock purchase, stock option or other similar benefit, bonus or incentive plan or program. Other than as described in the first two sentences of this Section 3.5(c), neither the Company nor any Subsidiary is bound by, or has any obligation to grant or enter into, any outstanding subscriptions, options, warrants, rights (including, without limitation, conversion or pre-emptive rights), calls, commitments, or Contract of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any shares or any other equity securities or equity securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares or any other equity securities in the capital of the Company or any Subsidiary. The Company has made available to Purchaser true and complete copies of the forms of all stock restriction agreements with respect to the securities of the Company and any Subsidiary.

               (d) Except as set forth on Schedule 3.5(a) of the Schedule of Exceptions, all outstanding options issued under the Company's 2003 Stock Option Plan vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with another twenty-five percent (25%) vesting on each subsequent anniversary so that the option fully vests over four
(4) years from the vesting commencement date. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means, except as required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "CODE"), which instances are described on Schedule 3.5(d) of the Schedule of Exceptions. No stock plan, stock purchase, stock option, option agreement or other similar benefit, bonus or incentive plan or program or other Contract between the Company and any holder of any equity securities or rights to purchase equity securities provides for


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acceleration or other changes in the vesting provisions, lapse of any Company repurchase rights or other changes in the terms of such Contract as the result of (i) termination of employment or consulting services (whether actual or constructive) of any shareholder; (ii) any merger, consolidation, sale of stock or assets, change in control or any other transaction(s) by the Company or any Subsidiary; or (iii) the occurrence of any other event or combination of events.

               (e) All Holders of outstanding shares of the Common Stock are parties to and bound by the Stockholders Agreement. Similarly, with respect to each person who, pursuant of any stock plan, stock purchase, stock option or other similar benefit, bonus or incentive plan or program of the Company, holds any currently outstanding shares of Common Stock or other securities of the Company or any Subsidiary or any option, warrant or right to acquire such shares or other securities, the Company has a right to require that each such person enter into or otherwise be bound by a Contract granting the Company (i) a right of first refusal in favor of the Company upon proposed transfer by such holder of such Common Stock or other security; and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company's initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 ACT"). Other than the Stockholders Agreement, as amended to date, neither the Company nor any Subsidiary is a party or subject to any Contract, and, to the Company's knowledge, there is no Contract between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company or any Subsidiary.

               (f) Except as set forth in the Restated Certificate, neither the Company nor any Subsidiary has any outstanding obligation, contractual, contingent or otherwise, to repurchase, redeem, or otherwise acquire any shares or other equity securities in the capital of the Company or any Subsidiary. Except for rights granted under that certain Registration Rights Agreement of the Company dated March 16, 2004, that certain Registration Rights Agreement of the Company dated November 13, 2003, that certain Registration Rights Agreement of the Company dated August 5, 2005, or to be granted to Purchaser under the Investor Rights Agreement, neither the Company nor any Subsidiary is a party to or bound by any Contract under which any person or entity has the right, nor has the Company or any Subsidiary granted or agreed to grant to any person or entity any right, including, without limitation, any piggyback or demand rights, to require the Company or such Subsidiary to effect, or to include any securities held by such person or entity in, any registration with the United States Securities and Exchange Commission (the "SEC") or any other Government Authority or to distribute any such securities to the public.

               (g) All of the outstanding shares of capital stock, options, warrants and other securities of the Company and the Subsidiaries were offered, issued and sold in full compliance with the registration and prospectus delivery requirements of the 1933 Act and the registration and qualification requirements of all applicable state securities Laws, or in compliance with applicable exemptions therefrom, and all other provisions of all applicable federal, state and provincial securities Laws, including, without limitation, anti-fraud provisions, except for such non-compliance as would not have or result in, individually or in the aggregate, a Material Adverse Effect. Assuming the accuracy of the representations of Purchaser set forth in


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Section 4 hereof, the offer, issuance and sale of the Shares pursuant to this
Agreement are exempt from the registration requirements of Section 5 of the 1933 Act by virtue of Regulation D thereunder, from the qualification requirements of the California Corporate Securities Law of 1968, as amended, and from the registration or qualification requirements of all other applicable state securities Laws, and the issuance of the Conversion Shares in accordance with the Restated Certificate will be exempt from such registration and qualification requirements.

          3.6. Government and Third Party Consents. Except (i) for the filing of the Restated Certificate, which will have been filed as of the Closing, (ii) for filings pursuant to Regulation D of the 1933 Act and Section 25102(f) of the California Corporation Code, which may and will be timely filed after the Closing, and (iii) for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR ACT"), no consent, waiver, approval, order, permit, authorization, declaration, notification, filing, designation, qualification or registration ("CONSENT") of or with any Governmental Authority or any other person is required to be made or obtained by the Company or any Major Subsidiary in connection with (A) the execution and delivery of this Agreement or any of the Transaction Agreements; or (B) the performance by the Company of its obligations under this Agreement or the Transaction Agreements or the consummation of the transactions contemplated hereby and thereby, other than Consents required with respect to the performance of the Collaboration Agreement after the date of the Closing that may be obtained after the Closing and for which the Company does not currently believe that it will be unable to obtain in a timely manner.

          3.7. Title to Properties and Assets; Absence of Liens. The Company and the Major Subsidiaries have good and marketable title to and own their respective property and assets, including, without limitation, the property and assets reflected in the unaudited consolidated balance sheet of the Company dated March 31, 2006, free and clear of all mortgages, pledges, liens, deeds of trust, claims of any kind, licenses, restrictions, security interests and other encumbrances ("LIENS"), except such Liens imposed by Law that arise in the ordinary course of business and do not materially impair the Company's or any such Major Subsidiary's ownership or use of such property or assets. With respect to the property and assets it leases (excluding any Spectrum Leases (as defined below), which are covered by Section 3.23 hereof), the Company and each Major Subsidiary, as the case may be, is in compliance with the lease covering such property and assets and the Company or such Major Subsidiary, as applicable, holds a valid leasehold interest in such leased property and assets free of any Liens (other than those of the lessors of such property or assets), except with respect to leases of which the termination or loss of rights would not have or result in, individually or in the aggregate, a Material Adverse Effect.

          3.8. Tax Matters. The Company and each Major Subsidiary has duly and timely filed all returns, declarations, reports, and information statements ("RETURNS") required to be filed in respect of any and all Taxes (as defined below). All Returns filed by the Company or any each Major Subsidiary are true, correct, and complete in all material respects. The Company and each Major Subsidiary, as applicable, has paid all Taxes due and payable on a timely basis, whether or not shown on such Returns, except those Taxes contested by the Company in good faith that are listed in Schedule 3.8 of the Schedule of Exceptions. There are no federal, state,


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county or local Taxes of the United States (including, without limitation any federal, state or local government agency) or Taxes of jurisdictions outside the United States due and payable by the Company or any Subsidiary which have not been timely paid, except where the failure to timely pay such Taxes would not have or result in, individually or in the aggregate, a Material Adverse Effect. The provision for Taxes as shown in the Financial Statements (as defined below) is adequate for the payment of, and are at least equal to all unpaid Taxes of the Company and the Subsidiaries, due or accrued, whether or not assessed or disputed, as of the date of the Financial Statements. The Company has not elected pursuant to the Code, to be treated as an "S" corporation pursuant to
Section 1362(a) of the Code or a collapsible corporation pursuant to Section 341(f) of the Code, and neither the Company nor any Major Subsidiary has made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have or result in, individually or in the aggregate, a Material Adverse Effect. None of the Returns has ever been audited by any applicable Governmental Authority, and there is no current audit, investigation, Action (as defined below) or deficiency proposed or assessed against the Company or any Major Subsidiary with respect to Taxes. Neither the Company nor any Major Subsidiary has executed any waiver of any statute of limitations on the assessment or collection of any Taxes. Since the date of the Financial Statements, neither the Company nor any Major Subsidiary has incurred any Taxes other than in the ordinary course of business, and the Company and each Major Subsidiary has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. There are no Liens for Taxes upon any of the assets of the Company or any Major Subsidiary, except Liens for Taxes not yet due and payable. The Company and each Major Subsidiary have withheld and collected all Taxes required to be withheld or collected under the Code or other applicable Law, and has paid such Taxes to the proper Governmental Authority, all on a timely basis. Neither the Company nor any Major Subsidiary has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code. Neither the Company nor any Major Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any predecessor provision or comparable provision of state, local or foreign Law), or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes, other than the group of which the Company is the common parent. Neither the Company nor any Major Subsidiary has any liability for Taxes of any person (other than the Company or such Major Subsidiary) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax
Law), as transferee or successor, or pursuant to a contract. Neither the Company nor any Major Subsidiary has engaged in a transaction that constitutes a "reportable transaction", as such term is defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction that constitutes a "listed transaction", as such term is defined in Treasury Regulation Section 1.6011-4(b)(2). For purposes of this Agreement, the term "TAXES" means (i) all charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, together with all interest and penalties on such taxes, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of Law, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing,


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tax indemnity or tax allocation Contract or any other express or implied
Contract to indemnify any other person..

          3.9. Litigation. There is no litigation, arbitration, action, claim, suit, proceeding or, to the Company's knowledge, investigation (whether conducted by or before any judicial or regulatory body, Governmental Authority, arbitrator, or other person) ("ACTION") pending or, to the knowledge of the Company, threatened or contemplated, (i) against the Company or any Major Subsidiary, or any or their respective activities, properties or assets, (ii) to the Company's knowledge, against any officer, director or employee of the Company or any Subsidiary in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company, or
(iii) that questions the validity of this Agreement or the Transaction Agreements or the right of the Company to enter into them, or to perform its obligations hereunder and thereunder or to consummate any of the transactions contemplated by this Agreement or the Transaction Agreements. Neither the Company, nor any Major Subsidiary, nor, to the Company's knowledge, any of their respective officers, directors or employees, is a party or subject to the provisions of any order, writ, injunction, judgment, ruling or decree ("ORDER") of any court or Governmental Authority or instrumentality (in the case of officers, directors and employees, such as would affect the Company or any Major Subsidiary). There is no Action by the Company or any Subsidiary currently pending or that the Company or any Subsidiary currently intends to initiate.

          3.10. Compliance with Other Instruments. Neither the Company nor any Major Subsidiary is in, nor shall the conduct of its respective business as now conducted and as presently proposed to be conducted result in, any violation, breach or default of (i) any existing or, to the extent known to the Company, currently proposed Order or Law of any court or other tribunal or of any Governmental Authority, (ii) any Contract, to which the Company or any Major Subsidiary is a party or by which the Company or any Major Subsidiary or any of their respective properties may be bound, (iii) any provision of the Restated Certificate, the Bylaws, the charter, bylaws and/or other governing documents of each of the Subsidiaries, or the Stockholders Agreement, each as amended to the date, or (iv) the provisions of any Laws of the United States (including, without limitation any federal, state or local government agency) and jurisdictions outside the United States applicable to or binding upon the Company or any Major Subsidiary, except as would not have or result in, individually or in the aggregate, a Material Adverse Effect.

          3.11. Interested Party Transactions. There are no Contracts or proposed transactions between the Company or any Major Subsidiary and any of their respective officers, directors, stockholders, affiliates, or any affiliate thereof. To the Company's knowledge, none of the Company's or any Major Subsidiary's directors or any Key Employees (as defined below), or any members of their immediate families, or any "AFFILIATE" (as defined in Rule 405 promulgated under the 1933 Act) of any such person has or has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Company or any Major Subsidiary any goods, property, technology, intellectual or other property rights or services; (b) any firm or corporation with which the Company or any Major Subsidiary is affiliated or with which the Company or any Major Subsidiary has a business relationship, or (c) any firm or corporation which competes with the Company or any Major

Subsidiary, except that directors, officers or Key Employees or members of their immediate families may own stock in (but not exceeding one percent (1%) of the outstanding capital stock of) publicly traded companies. To the Company's knowledge, none of the Company's or any Major Subsidiary's directors or any Key Employees, or any members of their immediate families, or affiliates of any such person has or has had, either directly or indirectly, a material interest in any Contract to which the Company or any Major Subsidiary is a party or by which it may be bound or affected (other than such Contracts as relate to any such person's ownership of capital stock or other securities of the Company). None of the Company's or any Major Subsidiary's directors or any Key Employees, or any members of their immediate families, or affiliates of any such person has or has had, either directly or indirectly, a material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company's or any Major Subsidiary's customers, suppliers, service providers, joint venture partners, licensees and competitors.

          3.12. Agreements; Actions.

               (a) As of the Effective Date, there are no Contacts (oral or written) or proposed transactions to which the Company or any Major Subsidiary is a party or by which any of them is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company or any Major Subsidiary in excess of, $5,000,000, (ii) indemnification by the Company or any Major Subsidiary of any person or entity with respect to infringement of Proprietary Rights outside the ordinary course of the Company's or any Major Subsidiary's business, (iii) the acquisition, lease, sublease, license, transfer or assignment of BRS or EBS spectrum, (iv) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Major Subsidiary, other than standard end-user object code license agreements, or (v) the granting of any rights or any provisions that, individually or in the aggregate, materially restrict or adversely affect the development, manufacture, production, assembly, licensing, marketing, distribution or sale of the Company's or any Major Subsidiary's products or services (each a "MATERIAL CONTRACT" and, collectively, the "MATERIAL CONTRACTS").

               (b) Neither the Company nor any Major Subsidiary has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000,000 or, in the case of indebtedness and/or liabilities individually less than $5,000,000, in excess of $10,000,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel or other out-of-pocket expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this Section 3.12(b), all indebtedness, liabilities, Contracts or transactions subject to a binding agreement or understanding involving the same person or entity (including, without limitation, persons or entities the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of this Section 3.12(b).

               (c) Each of the Material Contracts is a valid, binding and enforceable obligation of the Company or such Major Subsidiary, as the case may be, and, to the knowledge of the Company, of the other party or parties thereto, in each case, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors' rights generally and to general equitable principles, and is in full force and effect. Neither the Company, nor any Major Subsidiary is in material default or breach of or in non-compliance with any term of any Material Contract, nor, to the Company's knowledge, does any other party to a Material Contract consider the Company or such Major Subsidiary to be in default or breach of or in non-compliance with any term of such Material Contract, nor, to the knowledge of the Company, is there any basis for any of the foregoing. To the Company knowledge, no other party to a Material Contract is in default or breach of or in non-compliance with any term of such Material Contract, except as would not have or result in, individually or in the aggregate, a Material Adverse Effect.

               (d) No employee, officer, director, stockholder or equityholder of the Company or any Major Subsidiary or any member of his or her immediate family is indebted to the Company or any Major Subsidiary, nor is the Company or any Major Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses.

          3.13. Disclosure. The Company has fully provided Purchaser with all of the information that Purchaser has requested for deciding whether to acquire the Shares. None of this Agreement (including, without limitation and as qualified by all exhibits and schedules hereto), the Transaction Agreements or any other written statements or certificates made by or on behalf of the Company or any Major Subsidiary in connection with this Agreement or any of the Transaction Agreements or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact necessary to be stated therein or necessary in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

          3.14. Intellectual Property.

               (a) Proprietary Rights. The Company and the Major Subsidiaries have good title and ownership of, or have exclusive, perpetual license to, all patents, patent applications, trademarks, service marks, trade names, copyrights, maskworks, trade secrets, information, proprietary rights, designs, processes and similar intellectual property (collectively, the "PROPRIETARY RIGHTS") necessary to enable them to carry on their respective business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. No third party has any ownership right, title, interest, claim in, encumbrance or Lien on any of the Company's or any Major Subsidiary's Proprietary Rights and the Company and each Major Subsidiary has taken all steps reasonably necessary to preserve its legal rights in, and the secrecy, confidentiality and value of, all its Proprietary Rights, except for disclosure which is required for legitimate business or legal reasons.
Schedule 3.14(a) of the Schedule of Exceptions contains with respect to Proprietary Rights of the Company and/or any Major Subsidiary, a true, correct and complete list of (i) each patent and patent application, the patent number or application serial number for each jurisdiction in which filed, the jurisdiction, date filed or issued, and present status thereof; (ii) each trademark, service mark and trade name, whether registered, applied for and unregistered, and if registered or applied for, the application serial number or registration number (if registered) for each jurisdiction in which filed, the jurisdiction, date filed or issued, present status thereof, and the class of goods covered or the nature of the goods or services, (iii) for any URL or domain name, the registration date, any renewal date and name of registry; and (iv) for each registered copyrighted work, the number and date of registration for each country, province and state, in which a copyright application has been registered. The Company and the Major Subsidiary's own all of such Proprietary Rights free and clear of all Liens, licenses and other encumbrances. No Company or any Major Subsidiary patent, patent application, registered trademark, service mark and trade name nor registered copyrighted work has been or is currently involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the Company's knowledge, no such action is or has been threatened with respect to any of the foregoing.

               (b) Licenses; Other Agreements. Neither the Company or any Major Subsidiary has granted, and there are not outstanding, any options or Contracts of any kind relating to any Proprietary Rights of the Company or any Major Subsidiary, nor is the Company or any Major Subsidiary bound by or a party to any option or Contract of any kind with respect to any of its respective Proprietary Rights. Neither the Company or any Major Subsidiary is in violation of, or by conducting its business as now conducted or as presently proposed to be conducted, would violate, any licenses with respect to the Proprietary Rights to which the Company or any Major Subsidiary is a party to, including, without limitation, any software licenses or open source licenses.

               (c) No Infringement. To the Company's knowledge, neither the Company nor any Major Subsidiary (i) has violated or infringed, (ii) is currently violating or infringing or (iii) by conducting its respective business as presently proposed to be conducted, will violate or infringe, any of the Proprietary Rights of any other person or entity. Neither the Company nor any Major Subsidiary has received any written or, to the Company's knowledge, verbal communications alleging that the Company or any Major Subsidiary (or any of its employees or consultants) has violated or infringed or, by conducting its business as now conducted or as presently proposed to be conducted, would violate or infringe, any Proprietary Rights of any other person or entity nor, to the Company's knowledge, is there any factual or legal basis therefor. To the Company's knowledge, no person or entity has violated or infringed or is currently violating or infringing any of the Company's or any Major Subsidiary's Proprietary Rights.

               (d) Licenses from Third Parties; Royalties; Open Source Software. Other than with respect to commercially available software products under standard end-user object code license agreements, neither the Company nor any Major Subsidiary is bound by or a party to any options or Contracts of any kind relating to the Proprietary Rights of any person or entity. Neither the Company nor any Major Subsidiary is obligated to pay any royalties or other payments to any person or entity with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Rights in connection with the conduct of the Company's or any Major Subsidiary's business. Neither the Company nor any Major Subsidiary has embedded any open source, copyleft or community source code in any of its products generally available or in development, including, but not limited to, any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

               (e) Employee NDAs. Each current and former officer, employee and consultant of the Company or any Major Subsidiary, including, without limitation, each Key Employee, has executed in the Company's favor a standard agreement regarding confidentiality and proprietary information used by the Company or any Major Subsidiary and assignment of intellectual property rights in favor of the Company and/or any such Major Subsidiary substantially in the form of the Employee Non-Compete Agreement attached to this Agreement as Exhibit D, and all such agreements are in full force and effect. To the Company's knowledge, none of its current or former employees, officers and consultants is in violation thereof. No such person has excluded works or intellectual property rights made prior to his or her employment or other contractual relationship with the Company or any Major Subsidiary from his or her assignment of inventions pursuant to such agreement. Subject to any limitations on such vesting imposed by applicable Law, full title and ownership of all inventions and proprietary rights, processes or methods developed or invented by any and all employees and consultants of the Company or any Major Subsidiary during the period of their employment and/or consultancy and resulting directly or indirectly from their work for the Company or any Major Subsidiary vest in the Company or such Major Subsidiary pursuant to each such agreement.

               (f) No Breach by Employee. To the Company's knowledge, (i) none of the Company's or any Major Subsidiary's employees or consultants are obligated under any Contract of any nature or subject to any Order of any court or Governmental Authority, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or any Major Subsidiary or to promote the interests of the Company or any Major Subsidiary or that would conflict with the Company's or any Major Subsidiary's business as now conducted and as presently proposed to be conducted and (ii) none of the Company's or any Major Subsidiary's employees or consultants is, by virtue of such employee's or consultant's activities in connection with the Company's or any Major Subsidiary's business, infringing, or misappropriating any Proprietary Rights of any former employer of such employee or consultant. Neither the execution or delivery of this Agreement or the Transaction Agreements, nor the carrying on of the Company's or any Major Subsidiary's business by the employees and consultants of the Company or any Major Subsidiary, nor the conduct of the Company's or any Major Subsidiary's business will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract, covenant or instrument under which any of such employees or consultants or the Company or any Major Subsidiary is now obligated. It will not be necessary for the Company or any Major Subsidiary to utilize any inventions of any of the employees of the Company or any Major Subsidiary (or persons the Company or any Major Subsidiary currently intends to hire) made prior to or outside the scope of their employment by the Company or such Major Subsidiary to enable the Company or any Major Subsidiary to carry on its respective business as now conducted and as presently proposed to be conducted. To the Company's knowledge, at no time during the conception of or reduction of any of the Company's or any Major Subsidiary's Proprietary Rights to practice was any developer, inventor or other contributor to the Company's or any Major Subsidiary's patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's or any Major Subsidiary's rights in such Proprietary Rights.

               (g) Neither (A) the wireless broadband services offered by the Company or any Major Subsidiary, nor (B) any systems or data bases of the Company or any Major Subsidiary or any information contained thereon, have experienced (i) any failures, including, without limitation, those related to the continuous provision of service, (ii) any breaches of security or (iii) any instances of hacking which would have or result in, individually or in the aggregate, a Material Adverse Effect.

          3.15. Financial Statements. The Company has delivered to Purchaser the audited consolidated financial statements of the Company (balance sheet and income statement, statement of shareholders' equity and statement of cash flows) as of December 31, 2003, December 31, 2004 and December 31, 2005 and for the fiscal years then ended and unaudited financial statements (balance sheet and income statement) as of March 31, 2006 and for the three months then ended (the "FINANCIAL STATEMENTS"). The Financial Statements (i) are in accordance with the books and records of the Company and the Subsidiaries (which are true and complete in all material respects), and (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements do not contain all footnotes and normal year-end audit adjustments that are not, individually or in the aggregate, material. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company and the Subsidiaries as of the dates, and for the periods, indicated therein, subject to normal audit adjustments with respect to the March 31 2006 Financial Statements. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary has any debts, liabilities or obligations of any nature, whether due or to become due, (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) or with respect to which the Company or any Subsidiary has otherwise become directly or indirectly liable, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2006, and (ii) liabilities and obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually or in the aggregate, would not have or result in a Material Adverse Effect.

          3.16. Indebtedness; Guarantees. Schedule 3.16 of the Schedule of Exceptions identifies, as of the Effective Date, all outstanding loans, debts, notes, mortgages, indentures, security agreements, commitments and other obligations of the Company or any Major Subsidiary individually in excess of $5,000,000 or, in the case of such obligations individually less than $5,000,000, in excess of in the aggregate $10,000,000 (collectively, the "OBLIGATIONS"). Neither the Company nor any Major Subsidiary is in default under (or has received any notice that it has breached or committed any default under) any of the Obligations, and no event or condition has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default. Neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any person or entity, including, without limitation, any Subsidiary that is not wholly-owned.

          3.17. Permits. The Company and the Major Subsidiaries have all franchises, permits, Consents, licenses, leases and any similar authority necessary for the conduct of its business as now being conducted, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently proposed to be conducted. Neither the Company nor any Major Subsidiary is in default in any respect under any of such franchises, permits, Consents, licenses, leases or other similar authority.

          3.18. Absence of Certain Events. Since March 31, 2006, there has not been:

               (i) any change in the assets, liabilities, financial condition or operating results of the Company or any Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had and would not have or result in, individually or in the aggregate, a Material Adverse Effect;

               (ii) any material damage, destruction or loss, whether or not covered by insurance, that has had or would have or result in, individually or in the aggregate, a Material Adverse Effect;

               (iii) any waiver, compromise or default by the Company or any Subsidiary of a valuable right or of an Obligation or other material debt or obligation owed to it;

               (iv) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken together;

               (v) any transfer of or granting of any security interest in any material asset of the Company or any Subsidiary;

               (vi) any change or amendment to a Material Contract or other material arrangement by which the Company or any Major Subsidiary or any of their respective assets or properties is bound or subject;

               (vii) any change in any compensation arrangement or Contract with any present or prospective Key Employee, officer or director of the Company or any Subsidiary, other than changes in the ordinary course of business that do not exceed $25,000 on an annual basis for any individual Key Employee, officer or director;

               (viii) any resignation or termination of the employment of any Key Employee or director of the Company or any Major Subsidiary;

               (ix) any Lien, created by the Company or any Major Subsidiary, with respect to any of its properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair the Company's or any Major Subsidiary ownership or use of such property or assets;

               (x) any loans or guarantees made by the Company or any Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (xi) any declaration, setting aside or payment or other distribution in respect of any capital stock of the Company's or any Subsidiary that is not wholly-owned by the Company, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or any such Subsidiary;

               (xii) any sale, assignment or transfer of any Company's or any Major Subsidiary's Proprietary Rights;

               (xiii) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any Major Subsidiary;

               (xiv) any other events or conditions of any character which would have or result in, individually or in the aggregate, a Material Adverse Effect; or

               (xv) any Contract or commitment by the Company or any Subsidiary to do any of the things described in this Section 3.18.

          3.19. Environmental Matters. Neither the Company nor any Major Subsidiary is in violation of any applicable Law relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing Law. During the period that the Company or any Major Subsidiary has owned, licensed or leased its properties and facilities, (a) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities, (b) neither the Company nor any Major Subsidiary nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. To the Company's knowledge, there have been no disposals, releases or threatened releases of, of nor the presence of any, Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company or any Major Subsidiary having taken possession of any of such properties or facilities. For the purposes of this Section 3.19, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section 3.19, "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.;
(v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

          3.20. Insurance. The Company and the Major Subsidiaries maintain insurance issued by insurers of recognized financial responsibility of the types and in the amounts that are adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering directors and officers, errors and omissions, commercial general liability, products liability and real and personal property owned or leased by the Company or any Major Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company and/or each Major Subsidiary is in compliance with the terms of all such insurance policies, except to the extent that any such non-compliance could result in the suspension or termination of such insurance policy, and has not received notice of default under any such insurance policy or received notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to any such insurance policy, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a material increase in cost or risk. Neither the Company nor any Major Subsidiary has during the past three fiscal years been denied any insurance coverage which it has sought or for which it has applied.

          3.21. Certain Business Practices. Neither the Company nor any Major Subsidiary nor any officer, director, agent or employee purporting to act on behalf of the Company or any Major Subsidiary has at any time, directly or indirectly, (i) made, provided or paid any unlawful contributions, gifts, entertainment or other unlawful expenses to any candidate for political office, or failed to disclose fully any such contributions in violation of Law, (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable Law (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended), (iii) made any payment to any agent, employee, officer or director of any entity to which the Company or any Major Subsidiary does business for the purpose of influencing such agent, employee, officer or director to do business with the Company or such Major Subsidiary, (iv) engaged in any transactions, maintained any bank account or used any corporate funds, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and/or such Major Subsidiary, (v) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (vi) made any payment in the nature of criminal bribery or any other unlawful payment.

          3.22. Employee Matters.

               (a) Agreements; "At will" Employment. As of the Effective Date, the Company and the Major Subsidiaries employ that number of full-time employees and that number of part-time employees and engage that number of consultants or independent contractors as set forth on Schedule 3.22(a) to the Schedule of Exceptions. All of the employees of the Company in the United States are employed by the Company or Clearwire US LLC.

Other than (i) standard director and officer indemnification agreements approved by the Board of the Company, (ii) with regard to the purchase of shares of the Company's Class A Common Stock and the issuance of options to purchase shares of the Company's Class A Common Stock, in each instance, approved by the Board of the Company or a committee to which the Board of the Company has delegated the responsibility, and (iii) agreements disclosed in Schedule 3.22(a)(iii) of the Schedule of Exceptions, there are no Contracts or proposed transactions between the Company or any Major Subsidiary and any of their respective its employees, officers or directors. No employee of the Company or any Major Subsidiary has been granted the right to continued employment and the employment of each employee is terminable at the will of the Company or such Major Subsidiary and the employee.

               (b) Severance Agreements. No plan, policy, practice, program or Contract between the Company or any Major Subsidiary and any employee provides for the payment of compensation, severance benefits or continuation of benefits (other than as required by COBRA) as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidation, sale of stock or assets, change in control or any other transaction(s) by the Company or any Major Subsidiary; or (iii) the occurrence of any other event or combination of events.

               (c) Compliance with Laws; Withholding Obligations. Neither the Company nor any Major Subsidiary is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants, or independent contractors. To the Company's knowledge, the Company and the Major Subsidiaries have complied with all applicable state and federal equal employment opportunity Laws and with other Laws related to employment including, but not limited to, those related to wages, hours, worker classification, and collective bargaining, and the Company is not aware of any pending demand letters, charge, claims or lawsuits alleging violations of such Laws. The Company and the Major Subsidiaries have withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company or any Major Subsidiary including, but, not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

               (d) Employee Departures. To the Company's knowledge, no officer or Key Employee intends to terminate employment with the Company or any Major Subsidiary or is otherwise likely to become unavailable to continue as an officer or employee, nor does the Company or any Major Subsidiary have a present intention to terminate the employment of any of the foregoing. Schedule 3.22(d) of the Schedule of Exceptions lists those individuals who are agreed to be "officers" and/or "key employees" of the Company and the Major Subsidiaries (the "KEY EMPLOYEES") for the purposes of this Agreement.

               (e) Equity Incentives. Neither the Company nor any Major Subsidiary has made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes and actions by written consent of Board of the Company.

               (f) Termination of Employment; Release of Claims. Each former officer or key employee whose employment was terminated by the Company or a Major Subsidiary has entered into an agreement with the Company or such Major Subsidiary providing for the full release of any claims against the Company, Major Subsidiary and any related party arising out of such employment.

               (g) Employee Benefit Plans. Section 3.22(g) of the Schedule of Exceptions sets forth each employee benefit plan maintained, established or sponsored by the Company or any Major Subsidiary, or which the Company or any Major Subsidiary participates in, contributes to or is subject to and further indicates which plans are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company and each Major Subsidiary has made all required contributions and has no liability to any such employee benefit plan, other than contributions that are in the process of being completed on a timely basis and liability for health plan continuation coverage described in
Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable Laws for any such employee benefit plan.

               (h) Organized Labor. Neither the Company nor any Major Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Major Subsidiary. There is no strike or other labor dispute involving the Company or any Major Subsidiary pending, or to the Company's or any Major Subsidiary's knowledge, threatened, nor is the Company or any Major Subsidiary aware of any labor organization activity involving its employees.

               (i) Actions Against Officers and Directors. To the Company's knowledge, none of the directors of the Company or any Major Subsidiary or the Key Employees has been (i) subject to voluntary or involuntary petition under the federal bankruptcy Laws or any state insolvency Law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property, or any partnership in which he or she was a general partner or any corporation or business association of which he or she was an executive officer;
(ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(iii) subject to any Order (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices Law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

          3.23. FCC Matters.

               (a) The Company and its direct or indirect Subsidiaries, Fixed Wireless Holding, LLC, Clearwire Spectrum Holdings LLC, Winbeam Inc., Jonsson Communications Corporation, Craig Wireless Honolulu, Unison Wireless, Inc., Clearwire Technologies, Inc., Clearwire Spectrum Corp. and Clearwire Communications, Inc. (collectively, the "COMPANY FCC LICENSE HOLDERS") validly hold the Federal Communications Commission ("FCC") licenses, permits and authorizations set forth on Schedule 3.23(a) of the Schedule of Exceptions (the "COMPANY FCC AUTHORIZATIONS"), true and correct copies of which have been made available to Purchaser. Schedule 3.23(a) of the Schedule of Exceptions sets forth all of the licenses, permits and authorizations issued by the FCC that are currently held by the Company or any of the Subsidiaries.

               (b) The Company FCC License Holders' wireless systems operating in whole or in part on BRS spectrum or EBS spectrum (the "SYSTEMS") utilize spectrum licensed by the FCC to third parties (each a "LESSOR") that is made available for use by the Company FCC License Holders under certain spectrum leases, subleases, capacity use agreements or other similar arrangements between the Company FCC License Holders and the Lessors (each such arrangement, together with all together with all amendments, waivers, notices, and ancillary agreements related thereto (whether written or oral), a "SPECTRUM LEASE").
Schedule 3.23(b) of the Schedule of Exceptions sets forth for each Spectrum
Lease: (i) name of the Lessor and the Lessee, (ii) whether such lease is a De Facto Transfer Lease entered into pursuant to Section 1.9010 of the FCC's Rules, a Spectrum Manager Lease entered into pursuant to Section 1.9020 of the FCC's Rules or a "grandfathered" lease pursuant to Section 27.1214 or Section 27.1215 of the FCC's Rules; (iii) the specific channel names and number of channels covered by such Spectrum Lease; (iv) the call sign and geographic market for each FCC license, permit and authorization that is covered by such Spectrum Lease (collectively, the "LEASED FCC AUTHORIZATIONS"); and (v) the expiration date of each Leased FCC Authorization. Schedule 3.23(b) sets forth all of the Spectrum Leases that are currently held by the Company or any of the Subsidiaries and each of the Leased FCC Authorizations thereunder. True and correct copies of all Spectrum Leases and Leased FCC Authorizations have been made available to Purchaser

               (c) The Company FCC Authorizations and the Leased FCC Authorizations (collectively, the "FCC AUTHORIZATIONS") have been granted to the Company FCC License Holders or the applicable Lessor by Final Order, are in full force and effect and have not been revoked, suspended, cancelled, rescinded, or terminated. No FCC Authorization has expired (except for any FCC Authorization that has expired but for which a timely-filed renewal application is currently pending before the FCC). To the Company's knowledge, each FCC Authorization was duly and validly issued by the FCC pursuant to procedures which comply with all requirements of applicable Law, including, without limitation, the FCC's Rules. There is not pending, or to the Company's knowledge threatened, anticipated or reasonably likely if facts or circumstances known to the Company were brought to the attention of the FCC, any action by or before the FCC that questions the validity of any FCC Authorization or seeks (i) to revoke, suspend, cancel, rescind or modify any of the FCC Authorizations, except for routine modifications set forth on Schedule 3.23(c) of the Schedule of Exceptions or
(ii) to impair the ability of the Company FCC License Holders to utilize the spectrum covered by the FCC

Authorizations (other than proceedings to amend FCC rules of general applicability). There is not now issued or outstanding or pending or to the Company's knowledge, threatened, anticipated or reasonably likely if facts or circumstances known to the Company were brought to the attention of the FCC, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against the Company FCC License Holders, any Lessor, or relating to any FCC Authorization or any System, except where the existence of such would not have or result in, or would not be reasonably likely to have or result in, individually or in the aggregate, a Material Adverse Effect. "FINAL ORDER" means an Action or decision of the FCC as to which (A) no request for a stay or similar request is pending, no stay is in effect, the Action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by Law, has passed, (B) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (C) the FCC does not have the Action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (D) no appeal is pending including, without limitation, other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by Law has passed.

               (d) No applications are currently pending before the FCC related to the FCC Authorizations or the Spectrum Leases. Each such application has been timely filed with the FCC accompanied by payment of such fees as may be required. No petition to deny or other objection has been filed with the FCC against any such application, to the Company's knowledge no such petition or other objection has been threatened, and no reasonable basis exists for the filing of any such petition or other objection by any party or the FCC on its own motion.

               (e) All applications, notices, reports and filings required to be filed by the Company FCC License Holders and, to the Company's knowledge, each Lessor with the FCC have been timely filed. All applications, notices, reports and filings by the Company FCC License Holders are true, accurate and complete. To the Company's knowledge, all such reports and filings by each Lessor are true, accurate and complete. To the Company's knowledge, all regulatory fees, payments to the Universal Service Fund, if any, and other fees or payments required to be paid by the Company FCC License Holders and each Lessor pursuant to the FCC's Rules have been timely filed and paid, except where the failure to make such timely payment would not have or result in, individually or in the aggregate, a Material Adverse Effect

               (f) Each Spectrum Lease is in full force and effect, is free from any claims, liabilities or Liens and is unimpaired by any acts or omissions of the Company FCC License Holders. The Company FCC License Holders have a valid leasehold interest in each Spectrum Lease. With respect to each Spectrum Lease, the Company FCC License Holders have complied in all material respects with all of the terms and conditions of the Spectrum Lease since entering into or assuming such Spectrum Lease, the Lessor has not provided the Company FCC License Holders with any notice of default or otherwise notified the Company FCC License Holders that it considers the Spectrum Lease to have been breached (except for such breaches that would not have or result in, individually or in the aggregate, a Material Adverse Effect), and the Company FCC License Holders are entitled to exercise all of the rights to which the

Company FCC License Holders are entitled under the terms of the Spectrum Lease. To the best of Company's knowledge, no facts or circumstances exist that would permit the Lessor to terminate any Spectrum Lease upon the requisite notice to the Company FCC License Holders. To the best of Company's knowledge, the Lessor under each Spectrum Lease has complied in all material respects with all of the terms and conditions of the Spectrum Lease, and the Company FCC License Holders have not notified any Lessor that it considers the Spectrum Lease to have been breached. Each Spectrum Lease permits the Company FCC License Holders to utilize the spectrum covered by the Leased FCC Authorization(s) to provide two-way broadband data services to subscribers, except for such Spectrum Leases that afford the Company FCC License Holders use of spectrum that collectively represents less than five percent (5%) of the FCC Authorizations, measured on the basis of MHz/pops; provided, however, that no Spectrum Lease fails to permit the Company FCC License Holders to utilize the spectrum covered by the Leased FCC Authorization(s) to provide two-way broadband data services to subscribers where such failure would materially restrict or adversely affect the development, manufacture, production, assembly, licensing, marketing, distribution or sale of the Company's or any Majority Subsidiary's products or services within the geographic area subject to such Spectrum Lease. To the Company's knowledge, no person or entity, other than the Company FCC License Holders and the Lessor, has asserted any right to utilize any Leased FCC Authorization or the spectrum licensed thereunder. Each Spectrum Lease complies with all applicable Laws, including, without limitation, the FCC's Rules.

               (g) Neither any Company FCC License Holder nor any Lessor is bound by any Contracts or other understandings relating to the assignment, transfer, conveyance or pledge of any FCC Authorization or any Spectrum Lease, in whole or in part, or any interest therein.

               (h) Neither any Company FCC License Holder nor, to the Company's knowledge, any Lessor is subject to any Contract or other understanding restricting its ability to deploy and operate facilities that would otherwise be permitted pursuant to the FCC Authorizations and the FCC's Rules or to construct and operate facilities utilizing any particular technical parameters; and (ii) neither any Company FCC License Holder nor, to the Company's knowledge, any Lessor is bound by any Contract or other understanding pursuant to which it is obligated to accept electromagnetic interference to the facilities authorized under any FCC Authorization (other than FCC rules of general applicability), to restrict the manner in which facilities authorized under any FCC Authorization are operated, or to otherwise mitigate or eliminate interference, except for such Contracts that do not materially restrict or adversely affect the development, manufacture, production, assembly, licensing, marketing, distribution or sale of the Company's or any Majority Subsidiary's products or services within the geographic area subject to such Contract.

               (i) The Company FCC License Holders and, to the Company's knowledge, all Lessors currently are in compliance in all material respects with all applicable Laws governing operations under the FCC Authorizations (including, without limitation, the FCC's Rules governing the construction and operation of facilities and eligibility for and the leasing of Educational Broadband Service authorizations) and have been at all times since the applicable Company FCC License Holder acquired the Company FCC Authorization or entered into or assumed the Spectrum Lease, as the case may be. None of the Systems are operating pursuant to special temporary authority, developmental authority or experimental authority issued by the FCC.

     4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

          4.1. Authorization. All corporate action on the part of Purchaser, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of Purchaser under this Agreement and the Transaction Agreements and necessary for the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute or result in, with or without the passage of time or the giving of notice or both, either a violation, breach or default by Purchaser of (i) any Order of any Government Authority or (ii) any constituent documents of Purchaser. This Agreement and the Transaction Agreements when executed and delivered by Purchaser will constitute a valid and legally binding obligation of Purchaser enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors' rights generally and to general equitable principles and, with regard to the indemnification provisions contained in the Investor Rights Agreement, to the extent such indemnification provisions may be limited by applicable federal and state securities Laws and principles of public policy.

          4.2. Investigation; Economic Risk. Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering with the Company's management and has had an opportunity to review the information provided by the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Purchaser to rely thereon. Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

          4.3. Purchase for Own Account. The Shares will be acquired for investment for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that it does not have any Contract with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring any of the foregoing.

          4.4. Exempt from Registration; Restricted Securities. Purchaser understands that the Shares and the Conversion Shares have not been, and will not be, registered under the 1933 Act, by reason of a specific exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser understands that the Shares being purchased hereunder are "restricted securities" within the meaning of Rule 144 under the 1933 Act; that the Shares and the Conversion Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

          4.5. Restrictive Legends. It is understood that each certificate representing the Shares and the Conversion Shares and any other securities issued in respect of the any of the foregoing upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          4.6 Removal of Restrictive Legend. The legend set forth above shall be removed by the Company from any certificate evidencing Shares or the Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale pursuant to Rule 144 without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

          4.7. Accredited Investor. Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

          4.8. No General Solicitation. The Shares were not offered or sold to Purchaser by any form of general solicitation or general advertising.

     5. COVENANTS OF THE COMPANY

     The Company covenants to Purchaser as follows:

          5.1 Use of Proceeds. The Company agrees that not less than $200,000,000 of the proceeds from the sale of the Shares will be used for capital expenditures and operational expenditures associated with the deployment and operation of a Mobile WiMAX network in the United States, including, but not limited, to expenditures for spectrum acquisitions, site acquisition, network construction, and WiMAX CPE and WiMAX network infrastructure [***]. In order to confirm the expenditure of the proceeds in the manner set forth above, Purchaser shall have the right to exercise the audit rights provided to Purchaser in Section 5.6 of the Collaboration Agreement.

          5.2 Conduct of Business by the Company and the Major Subsidiaries Pending the Closing. Except as expressly contemplated by this Agreement, including, without limitation, the Schedule of Exceptions, or the Transaction Agreements, during the period between the Effective Date and the date of the Closing, the Company shall use commercially reasonable efforts to, and shall cause the Major Subsidiaries to carry on its respective business in the ordinary course of its business in substantially the same manner as currently conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its respective current business organizations, keep available the services of its respective current directors, officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing business shall be unimpaired at the date of the Closing.

          5.3 Issuances of Securities. Between the Effective Date and the earlier of the Closing Date or the thirty first day following the Effective Date, neither the Company nor any Subsidiary will sell or issue any shares of Common Stock, or any securities exercisable or exchangeable for, or convertible into, shares of Common Stock, without the consent of Purchaser, other than (i) the issuance of shares of Class A Common Stock pursuant to obligations existing as of the Effective Date, as set forth in Schedule 5.3 of the Schedule of Exceptions, (ii) the issuance of shares of Class A Common Stock in connection with future spectrum acquisitions, provided that the valuation of such shares is not less than $6.00 per share and the total value of the shares issued does not exceed $57 million in the aggregate (provided, further, that, with respect to the period between the Effective Date and the date of the Closing, the total value of shares issued in connection with future spectrum acquisitions shall not exceed $57 million in the aggregate, unless the shares that are issued in excess of the $57 million limitation are issued at a valuation of not less than $7.50 per share), (iii) the issuance of up to $300,000,000 in shares of Class A Common Stock at not less than $6.00 per share, (iv) the issuance of shares of Class A Common Stock pursuant to the exercise of any preemptive or similar rights directly or indirectly arising out of this Agreement or the transactions described in Section 5.3(iii), which rights Eagle River and its affiliates have validly waived as of the Effective Date and the Company will use commercially reasonable efforts to cause to be waived by the other holders of such rights,
(v) the issuance of shares of Class A Common Stock upon the exercise of any options or warrants outstanding on the Effective Date, or (vi) the grant of stock options under the Company's 2003 Stock Option Plan to employees of the Company and its Subsidiaries at an exercise price of not less that $6.00 per shares and subject to a maximum of 1,750,000 shares; provided that at no time prior to the Closing shall the Company or any Subsidiary sell any shares of Class B Common Stock or any securities exercisable or exchangeable for, or convertible into, shares of Class B Common Stock other than pursuant to the exercise of any preemptive or similar rights directly or indirectly arising out of this Agreement or the transactions described in Section 5.3(iii), which rights Eagle River and its affiliates have validly waived as of the Effective Date and the Company will use commercially reasonable efforts to cause to be waived by the other holders of such rights.

          5.4 Closing Capitalization Tables. At the Closing, the Company will provide to Purchaser a true and correct (i) capitalization table of the Company and each Subsidiary setting forth the authorized capital stock (or membership or other equity interests, as applicable) of the Company or such Subsidiary, as the case may be, and all shares of the capital stock (or membership or other equity interests, as applicable), options and warrants (including, without limitation, for each the name of the grantee, number of shares subject to the option or warrant granted, the exercise price per share, the vesting schedule and the date of issuance) and any other securities of the Company or such Subsidiary, as the case may be, issued and outstanding, reserved and/or available for issuance, in each case, as of the date of the Closing, and (ii) an updated Schedule 3.5(a)(iv) of the Schedule of Exceptions with respect to the number of Voting Securities that Eagle River and its affiliates hold, own or control, beneficially or of record, or have or control the power to vote as of the date of the Closing, in each case, attached to a certificate of the Chief Financial Officer of the Company certifying the capitalization tables and updated Schedule 3.5(a)(iii) as true and correct and that (a) all of the outstanding shares of the capital stock of the Company or such Subsidiary, as the case may be, set forth of such capitalization tables are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens imposed by or through the holder thereof, (b) that the outstanding securities of the Company or such Subsidiary, as the case may be, are owned by the stockholders, optionholders and securityholders and in the numbers and by the class and series of each security specified on such capitalization table.

          5.5 Antidilution.

               (a) Any time after the Effective Date that the Company sells or issues or agrees to sell or issue (or is deemed to do so under Section 5.5(e)) Dilutive Shares (as defined below) to any person or entity for no consideration or consideration per share that is less than the Trigger Price (as defined below) in effect immediately prior to such issuance or sale (each, a "DILUTIVE ISSUANCE"), the Company shall concurrently issue to Purchaser for no consideration a number of shares of Class A Common Stock equal to (i) Purchaser's Adjusted Shares (as defined below) less (ii) Purchaser's Original Shares (as defined below) (the "ANTIDILUTION SHARES"). No fractional shares of Class A Common Stock shall be issued pursuant to this Section 5.5. The number of shares of Class A Common Stock issued shall be rounded to the nearest integral number of whole shares of Class A Common Stock. For the purposes of this Section 5.5, whenever Dilutive Shares are issued for a consideration other than cash, either in whole or in part, the fair market value of the Dilutive Shares issued shall be as established in good faith by resolution of the Company's Board.

               (b) Definitions. For the purposes of this Section 5.5, for each Dilutive Issuance, the following terms shall have the following meanings:

                    (i) "ADJUSTED SHARES" means the number of shares of Class A Common Stock equal to the product of (x) the Purchaser's Original Shares, multiplied by (y) the quotient of (1) the Trigger Price in effect immediately prior to a Dilutive Issuance, divided by (2) the Trigger Price in effect immediately after such Dilutive Issuance. Any Adjusted Shares issued under this Agreement shall be deemed to be "Shares."

                    (ii) "COMMON SHARES" means shares of Class A Common Stock, shares of Class B common stock or any other class of common stock of the Company.

                    (iii) "CONVERTIBLE SECURITIES" means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

                    (iv) "DILUTIVE SHARES" means Common Shares, Options and Convertible Securities issued or deemed issued after the Effective Date other than:

                         (A) Common Shares issued pursuant to Article IV,
Section 2(d) of the Restated Certificate;

                         (B) (1) Common Shares outstanding on the Effective
Date, (2) Convertible Securities or Options outstanding on the Effective Date (and the Common Shares issued upon conversion, exchange or exercise of such Convertible Securities or Options), and (3) Common Shares (and/or Convertible Securities and Options, and the Common Shares issuable upon conversion, exchange or exercise of such Convertible Securities or Options) issued pursuant to agreements in effect or other commitments or offers outstanding on the Effective Date that (y) relate to the acquisition of spectrum rights or related assets by the Company and/or the Subsidiaries, or (z) are otherwise set forth in Schedule 3.5(c) of the Schedule of Exceptions;

                         (C) Common Shares (and/or Convertible Securities and/or
Options, and the Common Shares issuable upon conversion, exchange or exercise of such Convertible Securities or Options) issued to employees, consultants, directors, vendors, lessors or others with whom the Company conducts business, provided that such shares, options, warrants or other rights are issued pursuant to a stock option plan or restricted stock plan approved by the Board of the Company and solely for compensation purposes;

                         (D) Common Shares actually issued upon exercise of any
Options outstanding as of the Effective Date or conversion or exchange of any Convertible Securities existing as of the Effective Date, or Options or Convertible Securities issued after the Effective Date in accordance with this clause (iv); and/or

                         (E) Common Shares (and/or Convertible Securities and
Options, and the Shares issuable upon conversion, exchange or exercise of such Convertible Securities or Options) issued in connection with any stock split, stock dividend, reverse stock split, recapitalization, reorganization or other distribution of Shares (each, a "RECAPITALIZATION

EVENT") that does not affect the relative economic interests or rights of holders of Common Shares.

                    (v) "OPTIONS" means rights, options or warrants to subscribe for, purchase or otherwise acquire, directly or indirectly, Common Shares or Convertible Securities.

                    (vi) "ORIGINAL SHARES" means (x) with respect to the first Dilutive Issuance, the total number of shares of Class A Common Stock and Class B Common Stock set forth in Section 1.2 hereof (as adjusted pursuant to Section
1.3 hereof), to be acquired by Purchaser pursuant to this Agreement (as adjusted for any Recapitalization Event) and (y) with respect to each Dilutive Issuance thereafter, the total number of Adjusted Shares immediately prior to such Dilutive Issuance (as adjusted for any Recapitalization Event). For the avoidance of doubt, any Common Shares acquired by Purchaser or an affiliate of Purchaser from either the Company or any other stockholder of the Company under any Contract other than this Agreement shall in no event be included in the number of Original Shares under this Section 5.5 or any adjustment pursuant to this Section 5.5.

                    (vii) "TRIGGER PRICE" shall initially mean $6.00 per share (as subsequently adjusted for any Recapitalization Event, the "ORIGINAL ISSUE PRICE"). In connection with each Dilutive Issuance, the Trigger Price shall be adjusted downwards to equal the lowest price per Dilutive Share paid for the Dilutive Shares issued or sold in such Dilutive Issuance. The Trigger Price shall also be proportionately adjusted from time to time for any Recapitalization Event pursuant to which securities of the Company are issued with respect to the Original Shares and/or Adjusted Shares. Notwithstanding the foregoing, in no event shall the Trigger Price be adjusted downwards to an amount less than $5.00 per share (as adjusted for any Recapitalization Event).

               (c) Covenant Regarding Antidilution Shares. The Company hereby represents, warrants and covenants that (i) as a condition precedent to the issuance or sale of any Dilutive Shares in a Dilutive Issuance, the Company shall have reserved at the time of such Dilutive Issuance out of its authorized but unissued capital stock sufficient shares of Class A Common Stock to enable the Company to issue all of the applicable Antidilution Shares pursuant to this
Section 5.5, and (ii) all Antidilution Shares issued pursuant to this Section
5.5 shall, upon issuance for no additional consideration, be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, other than Liens created by or imposed by Purchaser.

               (d) Termination of Antidilution Rights. The rights granted under this Section 5.5 shall terminate immediately after the first to occur of the following: (i) the date which is nine (9) months following the date of the Closing or (ii) the closing of the Company's initial public offering, defined as an underwritten public offering of equity securities in which the Company raises an aggregate of not less than US$400,000,000 in cash.

               (e) Deemed Issuances of Shares. In the case of any issuance (whether on or after the Effective Date) by the Company of any Convertible Securities or Options, the following provisions shall apply for all purposes of this Section 5.5:

                    (i) For any Convertible Securities issued (other than pursuant to the exercise of Options) after the Effective Date, the aggregate maximum number of Common Shares deliverable upon conversion or exercise of or in exchange for any such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such Convertible Securities plus the minimum additional consideration, if any, to be paid under the terms of such Convertible Security upon conversion, exercise or exchange of such Convertible Securities into the Common Shares covered thereby.

                    (ii) For any Options issued, the aggregate maximum number of Common Shares deliverable upon exercise of the Options, or, in the case of Options for Convertible Securities, the conversion, exercise or exchange of such Convertible Securities, shall be deemed to have been issued at the time such Options were issued for a consideration equal to the consideration, if any, received by the Company for such Options, plus the minimum exercise price provided in such Options for the Common Shares or Convertible Securities covered thereby, and, in the case of Options for Convertible Securities, plus the amount of additional consideration, if any, to be paid upon the conversion, exercise or exchange of such Convertible Securities.

               (f) Adjustment in Shares. In addition to any necessary adjustment pursuant to Section 1.3 hereof, upon the issuance of any Antidilution Shares, Purchaser agrees to convert such number of its shares of Class B Common Stock, if any, as necessary so that the total voting power of the Company's capital stock held by Purchaser that is represented by the Shares after such issuance of the Antidilution Shares is equal to 60% of the total voting power of the Company's capital stock held, owned or controlled by Eagle River and/or its affiliates.

               (g) Voting Power of Eagle River. The total voting power of the Company's capital stock held, owned or controlled by Eagle River and/or its affiliates shall be determined based on the total number of Common Shares, Convertible Shares and other voting securities of the Company (collectively, "VOTING SECURITIES") that Eagle River and/or its affiliates then hold, own or control, beneficially or of record, or have or control the power to vote; provided that if at any time after the Effective Date Eagle River or any of its affiliates sells, transfers, assigns, converts, exchanges or otherwise disposes of any Voting Securities, or the power to vote any such securities, then such sold, transferred, assigned, converted, exchanged or otherwise disposed of Voting Securities or rights shall continue to be deemed to be held, owned or controlled by Eagle River and/or its affiliates (without giving effect to any reduction in the voting power of such Voting Securities or rights as a result of such sale, transfer, assignment, conversion, exchange or otherwise disposition) for purposes of determining the total voting power of the Company held, owned or controlled by Eagle River and its affiliates; and provided, further that, (i) any Voting Securities or the power to vote any such securities acquired by Eagle River and/or its affiliates from either the Company or any other stockholder of the Company after the date of the Closing pursuant to any Contract that was entered into after the date of the Closing shall in no event be included in the calculation of the total voting power of the Company held, owned or controlled by Eagle River and/or its affiliates under this Section 5.5; and (ii) for the avoidance of doubt, any Voting Securities or the power to vote any such securities acquired by Eagle River and/or its affiliates from either the Company or any other stockholder of the

Company, whether before of after the date of the Closing, pursuant to any Contract that was entered into on or prior to the date of the Closing shall be included in the calculation of the total voting power of the Company held, owned or controlled by Eagle River and/or its affiliates under this Section 5.5.

          5.6. Closing Schedules. At least two (2) business days prior to the Closing, the Company will provide to Purchaser a true and correct update of the Schedule of Exceptions, but only with respect to any events, conditions, circumstances or matters arising during the period from the Effective Date to the date of the Closing, which if existing on the Effective Date would have been included or described in the Schedule of Exception (the "CLOSING SCHEDULES"), which items shall be factual and described in detail on the schedules and which schedules shall identify the specific exception to the representations and warranties that the item represents, and with respect to which items Purchaser shall be entitled to request additional information from the Company. In advance of the delivery of the Closing Schedules, from time to time during the period between the Effective Date and the date of the Closing as any events, conditions, circumstances or matters of the type set forth on Schedules 3.5(c), 3.5(e), 3.5(f), 3.9, 3.11, 3.12(a), 3.12(b), 3.12(c), 3.12(d), 3.18. or 3.23 of
the Schedule of Exceptions, or any other material events, conditions, circumstances or matters on any other schedule, arise that will be, or are reasonably expected to be, listed on the Closing Schedules, the Company shall provide Purchaser with notice of the occurrence of any such events, conditions, circumstances or matters and copies of or access to any agreements and/or other documentation that relate to or document such events, conditions, circumstances or matters, using commercially reasonable efforts to segregate or otherwise clearly identify such agreements and/or other documentation in any data room; provided, that any such notice need not be delivered more than once every two
(2) weeks regardless of the occurrence of any such events, conditions, circumstances or matters; and provided, further, that any breach by the Company of its obligations under this paragraph shall not be considered in determining whether the Company has satisfied its obligations under Section 6.2 of this Agreement.

     6. CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING

     The obligation of Purchaser to purchase the Shares at the Closing is subject to the fulfillment, to the satisfaction of Purchaser on or prior to the Closing, of the following conditions, unless otherwise waived in writing:

          6.1. Representations and Warranties.

               (a) Except as set forth in the Schedule of Exceptions, the representations and warranties of the Company in Section 3 hereof that are qualified as to materiality shall have been true and correct in all respects, and all other representations and warranties of the Company in Section 3 hereof shall be true and correct in all material respects, as of the Effective Date, other than representations and warranties that expressly refer to a specific date (in which case, such representations and warranties will be true and correct as of such date).

               (b) Except as set forth in the Schedule of Exceptions or the Closing Schedules, the representations and warranties of the Company in Section 3 hereof that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company in Section 3 hereof shall be true and correct in all material respects, in each case, as if made on and as of the Closing Date, other than representations and warranties that expressly refer to a specific date (in which case such representations and warranties will be true and correct as of such date).

          6.2. Performance of Obligations. The Company and the Subsidiaries shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Transaction Agreements that are required to be performed or complied with by it on or before the Closing and shall have obtained all Consents necessary to complete the purchase and sale described herein and for consummation of the other transactions contemplated by this Agreement and the Transaction Agreements that are required to be obtained prior to the Closing.

          6.3. Compliance Certificate. At the Closing, the Company on its behalf and on behalf of the Subsidiaries shall deliver to Purchaser a certificate, dated the date of Closing, signed by the Company's President certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

          6.4. Secretary's Certificate. At the Closing, the Company shall deliver to Purchaser certificates, dated as of the date of the Closing and in form and substance reasonably acceptable to Purchaser, signed by the Secretary of the Company and each of the Major Subsidiaries, as the case may be, certifying that (i) the Restated Certificate (which shall be certified as filed by the Secretary of State of the State of Delaware) and the Bylaws or the charter, bylaws and/or other governing documents attached to the Secretary's certificate are in full force and effect on the date of such Closing, and (ii) the Board of the Company and shareholder resolutions approving the Restated Certificate, this Agreement, the Transaction Agreements and the transactions contemplated hereunder and thereunder, as applicable, are true, correct and complete and have not been amended since the date of such resolutions.

          6.5 Antitrust; Qualifications. Any waiting period (and any extension thereof) under any United States or foreign antitrust or merger control Law applicable to the transactions contemplated by this Agreement and the Transaction Agreements, including, without limitation, the HSR Act, shall have expired or shall have been terminated. All Consents, if any, of any Governmental Authority or regulatory body within the United States and outside the United States that are required for the consummation of the transactions contemplated by this Agreement and the Transaction Agreements (other than Consents required with respect to the performance of the Collaboration Agreement after the date of the Closing that may be obtained after the Closing and for which the Company does not currently believe that it will be unable to obtain in a timely manner), including, without limitation, in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, shall be obtained or filed and effective as of the Closing.

          6.6. Amendment to Restated Certificate. The filing of the Restated Certificate shall have been accepted by the Secretary of State of the State of Delaware. The Company shall deliver to Purchase (i) a good standing certificate of the Company and each Major Subsidiary issued by the Secretary of State or other applicable official of the jurisdiction of such entity's formation and (ii) foreign qualification and good standing certificates of the Company and each Major Subsidiary issued by the Secretary of State or other applicable official of California, Delaware, Florida, Nevada and Washington.

          6.7. Opinion of Company's Counsel. Purchaser shall have received from counsel to the Company an opinion addressed to Purchaser, dated the date of the Closing, in form and substance reasonably acceptable and substantially the form attached hereto as Exhibit J.

          6.8. Board of Directors. The Company's Board shall consist of nine (9) directors and, concurrent with the Closing, shall include as directors two individuals designated by Purchaser, the names of which will be provided by Purchaser to the Company at least two (2) business days prior to the date of the Closing.

          6.9. Execution of Investor Rights Agreement. The Company shall have executed and delivered to Purchaser the Investor Rights Agreement in substantially the form attached hereto as Exhibit A.

          6.11. Execution of Joinder Agreement. The Company and each of the other shareholders of the Company named as parties thereto shall have executed and delivered to Purchaser the Joinder Agreement in substantially the form attached hereto as Exhibit B.

          6.13. Execution of Voting Agreement. The Company and each of the other shareholders of the Company named as parties thereto shall have executed and delivered to Purchaser the Voting Agreement in substantially the form attached hereto as Exhibit C.

          6.14. Execution of Side Letter Amendment. The Company shall have executed and delivered to Purchaser the Side Letter Amendment in substantially the form attached hereto as Exhibit E and such agreement shall continue to be in full force and effect on the date of the Closing.

          6.15. Execution of Collaboration Agreement. The Company shall have executed and delivered to Purchaser the Collaboration Agreement in substantially the form attached hereto as Exhibit F and such agreement shall continue to be in full force and effect on the date of the Closing.

          6.16. Management Employee Non-Compete Agreements. Each of Benjamin G. Wolff, R. Gerard Salemme, Nicholas Kauser and Perry Saterlee shall have executed and delivered to the Company, with a true and correct copy provided to Purchaser, a non-compete agreement in substantially the form attached hereto as Exhibit D, each of which shall continue to be in full force and effect on the date of the Closing.

          6.17. Eagle River Voting Agreement. Eagle River and the Company shall have executed and delivered to Purchaser the Eagle River Voting Agreement in substantially the form attached hereto as Exhibit G, which shall continue to be in full force and effect on the date of the Closing.

          6.18. Preemptive Rights. The Company shall have fully satisfied (including, without limitation, with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly relating to, arising out of or affecting the Shares or the Conversion Shares or their issuance and sale to Purchaser.

          6.19. Sale of NextNet. Prior to the Closing, the Company shall have sold or otherwise disposed of all of its interests in NextNet Wireless, Inc. or substantially all of its assets.

          6.20. Material Adverse Change. Between the Effective Date and the date of the Closing, no events, conditions, circumstances or matters of any nature (including, without limitation, any events, conditions, circumstances or matters that are set forth in the Closing Schedules, but are not set forth on the Schedule of Exceptions) shall have occurred, or be reasonably expected to occur, which would have or result in, individually or in the aggregate, (i) a Material Adverse Effect with respect to the business of the Company and the Subsidiaries, taken as a whole, as currently conducted and as presently proposed to be conducted, (ii) a materially adverse impact on the ability of any party to perform its obligations under, or to consummate the transactions contemplated by, this Agreement or any of the Transaction Agreements, provided that Purchaser shall not have taken any action or actions for the intended purpose of causing such a materially adverse impact with respect to Purchaser to occur; or (iii) a materially adverse impact to the Company's ability to implement its business plan or to compensate Purchaser as provided in the Collaboration Agreement.

     7. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING

     The obligations of the Company under this Agreement are subject to the fulfillment, to the satisfaction of the Company on or prior to the Closing, of the following conditions, unless otherwise waived in writing:

          7.1. Representations and Warranties. The representations and warranties of Purchaser in Section 4 hereof that are qualified as to materiality shall be true and correct in all respects and all other representations and warranties of Purchaser in Section 4 hereof shall be true and correct in all material respects, in each case as if made on and as of the Closing Date, other than representations and warranties that expressly refer to a specific date (in which case such representations and warranties will be true and correct as of such date).

          7.2. Performance of Obligations. Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Transaction Agreements that are required to be performed or complied with by it on or before the Closing and shall have obtained all Consents necessary to complete the purchase and sale described herein and for consummation of the other transactions contemplated by this Agreement and the Transaction Agreements.

          7.3. Payment of Purchase Price. Purchaser shall have delivered to the Company the purchase price in accordance with the provisions of Section 2.2 hereof.

          7.4. Amendment to Restated Certificate. The filing of the Restated Certificate shall have been accepted by the Secretary of State of the State of Delaware.

          7.5. Antitrust; Qualifications. Any waiting period (and any extension thereof) under any United States or foreign antitrust or merger control Law applicable to the transactions contemplated by this Agreement and the Transaction Agreements, including, without limitation, the HSR Act, shall have expired or shall have been terminated. All Consents, if any, of any Governmental Authority or regulatory body within the United States and outside the United States that are required for the consummation of the transactions contemplated by this Agreement and the Transaction Agreements (other than Consents required with respect to the performance of the Collaboration Agreement after the date of the Closing that may be obtained after the Closing and for which the Company does not currently believe that it will be unable to obtain in a timely manner), including, without limitation, in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, shall be obtained or filed and effective as of the Closing.

          7.6. Securities Exemptions. The offer and sale of the Shares to Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, and the registration and/or qualification requirements of all applicable state securities Laws.

          7.7. Execution of Investor Rights Agreement. Purchaser shall have executed and delivered to the Company the Investor Rights Agreement in substantially the form attached hereto as Exhibit A.

          7.8. Execution of Joinder Agreement. Purchaser shall have executed and delivered to the Company the Joinder Agreement in substantially the form attached hereto as Exhibit B.

          7.9. Execution of Voting Agreement. Purchaser shall have executed and delivered to the Company the Voting Agreement in substantially the form attached hereto as Exhibit C.

          7.10. Execution of Side Letter Amendment. Purchaser shall have executed and delivered to the Company the Side Letter Amendment in substantially the form attached hereto as Exhibit F.

          7.11. Execution of Collaboration Agreement. Purchaser shall have executed and delivered to the Company the Collaboration Agreement in substantially the form attached hereto as Exhibit G.

     8. TERMINATION

          8.1 Events of Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the Company and Purchaser; (b) by either the Company or Purchaser if any Governmental Authority of competent jurisdiction shall have issued a final and nonappealable Order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Transaction

Agreements; provided, that the party so requesting termination shall have complied with Section 9.17; (c)(i) by the Company, if any of the conditions set forth in Section 7 shall have become incapable of fulfillment on or prior to June 30, 2007 (the "TERMINATION DATE"), or (ii) by Purchaser, if any of the conditions set forth in Section 6 shall have become incapable of fulfillment prior to the Termination Date; provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of such condition to be satisfied on or prior to such date. The party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 7.1(a)) shall give written notice of such termination to the other party.

          8.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company or Purchaser or any of their respective officers, directors or affiliates; provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any willful breach of a representation, warranty, or covenant contained in this Agreement prior to such termination.

     9. MISCELLANEOUS

          9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without regard to principles of conflicts of Laws.

          9.2. Survival. The parties agree that, regardless of any investigation made by the parties, the representations, warranties, covenants and agreements (in the case of covenants and agreements, to the extent of performance or non-performance prior to the date of the Closing) of the parties contained in this Agreement shall survive the execution and delivery of this Agreement for a period beginning on the Effective Date and ending at 5:00 p.m., California time, on the third (3rd) anniversary of the date on which the Closing occurs; provided, however, that (i) the representations and warranties contained in
Section 3.8 (Tax Matters), Section 3.9 (Litigation Matters), Section 3.10 (Compliance with Laws), Section 3.14(c) (Intellectual Property - No Infringement), Section 3.19 (Environmental Matters), Section 3.21 (Certain Business Practices), and Section 3.22 (Employee Matters) shall survive until the date which is sixty (60) days after the end of the statute of limitations applicable to third party claims with respect to the subject matter of such representations and warranties, and (ii) the representations and warranties contained in Section 3.5 (Capitalization; Valid Issuance of Stock) shall survive indefinitely.

          9.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns, heirs, executors and administrators any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement and the rights and obligations herein may not be assigned by Purchaser without the written consent of the Company, except to a parent corporation, a subsidiary or affiliate;

provided that if no such consent is obtained, Purchaser shall continue to be liable for payment of the Aggregate Purchase Price. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of Purchaser.

          9.4. Entire Agreement. This Agreement and the schedules and exhibits hereto, which are hereby expressly incorporated herein by this reference, the Restated Certificate and the Transaction Agreements constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the Effective Date, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

          9.5. Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile if sent during normal business hours of the recipient with confirmation of sending to the fax number set forth below or, if sent after normal business hours with confirmation of sending, then notice shall be deemed to have been duly given on the next business day; (c) three (3) business days after deposit in the U.S. mail with registered or certified mail return receipt requested first class postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. All notices, requests, waivers and other communications shall be sent to the receiving party at its address as set forth below, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 9.5.

                    (i)  if to the Company, at:

                         Clearwire Corporation
                         5808 Lake Washington Blvd. NE, Suite 300
                         Kirkland, WA 98033
                         Facsimile No: (425) 216-7900
                         Attn: Broady Hodder, General Counsel

                         With a copy to:

                         Davis Wright Tremaine, LLP
                         1501 Fourth Avenue
                         2600 Century Square
                         Seattle, WA 98121
                         Facsimile No: (206) 628-7699
                         Attn: Julie Weston, Esq.

                    (ii) if to Purchaser:

                         Intel Pacific, Inc.
                         c/o Intel Corporation
                         2200 Mission College Blvd., RN6-46
                         Santa Clara, CA 95054-1549
                         Attn: Intel Capital Portfolio Manager
                         Fax Number: (408) 765-6038

                         With copies to: portfolio.manager@intel.com

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto, but the absence of such confirmation shall not affect the validity of any such communication.

          9.6. Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and Purchaser. Any amendment, termination or waiver effected in accordance with this
Section 9.6 shall be binding upon each transferee of the Shares, each future holder of all such securities, and the Company.

          9.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to Purchaser, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any Consent of any kind or character on the part of the Company or Purchaser of any breach of default under this Agreement or any waiver on the part of the Company or Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by Law or otherwise afforded to the Company or Purchaser shall be cumulative and not alternative.

          9.8. Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          9.9. Legal Fees. The Company and Purchaser shall each pay their own expense in connection with the transactions contemplated by this Agreement. Furthermore, in the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any Shares or other securities of the Company issued or to be issued, the prevailing party shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party in addition to any other relief to which such party may be entitled. Notwithstanding the foregoing, each of the Company and Purchaser shall pay one-half of the filing fees under the HSR Act relating to the transactions contemplated by this Agreement and the Transaction Agreements.

          9.10. Finder's Fees. Each party represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, provided, that, it is acknowledged that the Company may have utilized the services of Merrill Lynch, Morgan Stanley and JP Morgan in connection with its financing activities, including the transactions contemplated by this Agreement and the Transaction Agreements. The Company covenants and agrees that it will not pay any fee or compensation in excess of $1,500,000 in the aggregate to Merrill Lynch, Morgan Stanley and JP Morgan or any other finder or broker, in connection with, relating to or arising from this Agreement, the Transaction Agreements and/or any of the transactions contemplated hereby or thereby, without the prior written consent of Purchaser. Notwithstanding anything to the contrary contained herein, each party hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee, broker commission or banker's fee of any broker, investment banker or other person or firm (including, without limitation, any fees or compensation that may be payable by the Company to Merrill Lynch, Morgan Stanley and JP Morgan) and the costs and expenses of defending against such liability or asserted liability, for which the indemnifying party or any of its employees or representatives are responsible.

          9.11. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

          9.12. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          9.13. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

          9.14 Dispute Resolution. The parties agree to negotiate in good faith to resolve any controversy or claim arising out of or relating to this Agreement, or the interpretation or breach hereof. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet and attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior officers in the meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with a neutral mediator agreed upon by the parties and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

          9.16. No Commitment for Additional Financing. The Company acknowledges and agrees that Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company or any Subsidiary in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by Purchaser or its representatives on or after the Effective Date shall create an obligation, commitment or agreement to provide or assist the Company or any Subsidiary in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company or any Subsidiary in obtaining any financing or investment may only be created by a written agreement, signed by Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company or any Subsidiary, and shall have no obligation to assist or cooperate with the Company or any Subsidiary in obtaining any financing, investment or other assistance.

          9.17 Required Filings; Cooperation. As promptly as reasonably practicable, but in any event within 20 days from the Effective Date with respect to the initial filings under the HSR Act, each of the Company and Purchaser will make all filings required to be made by them in order to complete the transactions contemplated under this Agreement and the Transaction Agreements, including, without limitation, all filings under the HSR Act. Between the Effective Date and the Closing, each party hereto will, subject to such confidentiality restrictions as may be reasonable requested or are required by applicable Law, (i) reasonably cooperate with the other party with respect to all filings that such other party elects to make or is required by applicable Laws to make in connection with the transactions contemplated under this Agreement, and (ii) reasonably cooperate with the other party, including, without limitation, taking all actions reasonably requested by such other party, to cause early termination of any applicable waiting period under the HSR Act. Each of the Company and Purchaser shall keep the other reasonably apprised of the status of any such filing and any inquiries or requests for additional information from the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"). The parties shall use commercially reasonable efforts to comply with any such inquiry, request and/or conditions of the FTC and DOJ. Nothing in this Agreement, however, shall require or be construed to require any party hereto, in order to obtain the consent or successful termination of any review of the FTC, DOJ or any other Governmental Authority regarding the transactions contemplated by this Agreement and the Transaction Agreements, to (i) sell or hold separate, or agree to sell or hold separate, before or after the Closing, any assets, businesses or any interests in any assets or businesses, of such party or any of its affiliates (or to consent to any sale, or agreement to sell, any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by such party of any assets or businesses, or (ii) enter into any agreement or be bound by any obligation that, in such party's good faith judgment, may have an adverse effect on the benefits to such party of the transactions contemplated by this Agreement and the Transaction Agreements.

     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the day and year herein above first written.

PURCHASER:

INTEL PACIFIC, INC.


/s/ Arvind Sodhani                      (STAMP)
-------------------------------------
Signature

Arvind Sodhani
-------------------------------------
Printed Name

President
-------------------------------------
Title


COMPANY:

CLEARWIRE CORPORATION


/s/ Benjamin G. Wolff
-------------------------------------
Signature

Benjamin G. Wolff
-------------------------------------
Printed Name

Co-Chief Executive Officer
-------------------------------------
Title

 [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT WITH CLEARWIRE CORPORATION]

                                    EXHIBIT A

                        FORM OF INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT B

           FORM OF JOINDER IN AND AMENDMENT TO STOCKHOLDERS AGREEMENT

                                    EXHIBIT C

                            FORM OF VOTING AGREEMENT

                                    EXHIBIT D

                     FORM OF EMPLOYEE NON-COMPETE AGREEMENT

                                    EXHIBIT E

                          FORM OF SIDE LETTER AMENDMENT

                                    EXHIBIT F

                         FORM OF COLLABORATION AGREEMENT

                                    EXHIBIT G

      FORM OF EAGLE RIVER VOTING AGREEMENT AND WAIVER OF PREEMPTIVE RIGHTS

                                    EXHIBIT H

            FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    EXHIBIT I

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT J

                            FORM OF DWT LEGAL OPINION